Nasdaq Grants BroadBand's Request for Listing Exception



Research Triangle Park, NC--(November 13, 1998)--BroadBand Technologies, Inc.
(BBTK) said today that Nasdaq granted the company an extension to achieve listing requirements. The company received notification nearly three weeks after executives, with the assistance of CIBC Oppenheimer, the company's financial advisor presented a financial restructuring plan to a Nasdaq Listing Qualifications panel.

"We are pleased by the panel's decision to grant the additional time needed to execute our financial restructuring plan," stated BroadBand's CEO David E. Orr. "With our request granted by Nasdaq, we will be working to complete the restructuring in the allotted time frame," he added.

Mr. Orr went on to caution, however, that there is no assurance that the company will be able to complete the process within the time period afforded by Nasdaq. If delisted, BroadBand's shares would be quoted and traded over-the-counter.

This release contains forward-looking statements about the company's performance, including its ability to achieve and maintain Nasdaq's National Market Maintenance Standards. The company's Form 10K, Form 10Qs and other documents on file with the Securities and Exchange Commission identify important factors which could cause actual results to differ materially from those indicated by forward-looking statements. However, forward-looking statements are beyond the ability of the company to control and in many cases the company cannot predict all factors that would cause actual results to differ materially from those indicated by the forward-looking statements.

Founded in 1988, BroadBand Technologies, Inc. is a communications equipment company that manufactures and markets integrated network access platforms for the telecommunications industry. The company is headquartered in Research Triangle Park, NC.




Contact: Rick Jones
         BroadBand Technologies, Inc.
         (919) 405-4608



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